SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: - November 19, 2001

                               BRL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


   Delaware              000-15260                 88-0218411
   --------              ---------                 ----------
 Jurisdiction of     Commission File              I. R. S. Employer
 Incorporation       Number                       Identification Number

               340 Granite Street, Suite 200, Manchester, NH 03102
               ---------------------------------------------------
                    (Address of principal executive offices)

                         Registrant's telephone number:
                                 (603) 641-8443



                  Item 1.  Changes in Control of Registrant


Effective November 9th, 2001, BRL Holdings, Inc. ("the Company") acquired 100% of the stock of AssureTec Systems, Inc. ("AssureTec") in a stock for stock transaction ("the Acquisition"). To complete the Acquisition, the Company issued 3,177,000 restricted shares of restricted common stock. Further, 2,325,000 options for a like number of shares of common stock were issued to employees and consultants of AssureTec to replace options issued by AssureTec. 1,050,000 of these options are subject to continuing employment of the management team and the remaining 1,275,000 are subject to the management team meeting specific technical and financial milestones. Under terms of the Acquisition, all persons receiving shares and options issued under the Acquisition waived any rights to spin-off shares, if any such shares are issued by the Company, resulting from the Company's continuing sponsorship of three independent business units.

Prior to the Acquisition, Dr. Reeves, President and CEO of the Company, including the shares owned by Sandra Reeves his wife, beneficially owned 38% of the stock of the Company. Following the Acquisition, Dr. Reeves owns 37% of the Company's fully diluted shares, including shares held by his wife. Mr. Bruce Monk, the Company's new President, owns 1,000,000 post Acquisition shares and controls an additional 1,000,000 post Acquisition option shares representing 27% of the fully diluted equity of AssureTec. At June 30, 2001, prior to the Acquisition, Officers and Directors of the Company, including the shares controlled by Dr. Reeves' wife, owned 50.9% of the fully diluted equity. Following the Acquisition, Officers and Directors including Dr. Reeves, Mr. Monk and other Officers and Directors beneficially control 2,772,306 shares and 2,256,800 option shares representing 69.6% of the fully diluted equity exclusive of the 477,401 shares (6.6%) owned or controlled by Mrs. Reeves.

Prior management of the Company continues to hold three seats of four seats on the Company's Board of Directors and the Company's shareholders prior to the Acquisition, including shares issued to them in the Acquisition, now own 64% of the Company's common stock on a fully diluted basis. The Company believes the Acquisition does not represent a change of control of the Company.

             Item 2. Acquisition of 100% of AssureTec Systems, Inc.


The Company acquired the stock held in AssureTec by issuing 1,000 shares of the Company's common stock for each share of AssureTec stock outstanding. The transaction was a stock for stock transaction whereby the purchase price was equal to the number of restricted shares of the Company's stock paid to each
AssureTec stockholder. AssureTec is now a wholly owned subsidiary of the Company. The Acquisition will be accounted for in accordance with the purchase method of accounting. AssureTec was newly organized in October of 2001 and had no business operations, no liabilities and only minimal capitalization. Consequently, the Company will not be filing financial statements for Assure Tec in connection with this Form 8-K filing. The operations of both the Company and AssureTec will continue to be headquartered in Manchester, New Hampshire. Dr. Reeves will continue as the CEO and the Company named Bruce Monk as its President to lead it in the development and sale of AssureTec's identity verification systems and sub-systems for the travel and border management markets. These systems incorporate a combination of biometrics, document validation, and data verification in a manner that both enhances security and addresses privacy concerns. Later, the Company will focus on products, already under development, which will meet the security needs of a wide variety of commercial applications. In 1991 Mr. Monk founded Imaging Automation of Bedford, NH, developer of BorderGuard, an imaging-based device used to authenticate travel documents. In October of 2000, Mr. Monk terminated his employment with Imaging Automation.

AssureTec has advanced proprietary technology and a strong and experienced management and technical team. The Company has targeted several major corporations regarding a strategic partnership to deliver, operate and support total systems solutions incorporating the Company's identity verification technologies. AssureTec's objective is to become a leader in providing reliable real-time solutions to deter unauthorized entry/exit across borders and to track or intercept the movement of potentially dangerous individuals and products throughout the world's transportation systems.

The Company is developing its initial product (SecureID(C)) that can automatically validate driver's licenses and virtually any travel document issued worldwide. The Company believes its proprietary approach will give it the ability to adapt and update its systems to easily incorporate the most current biometric methods and various types of advanced security features that may be incorporated into documents from time to time. Most importantly, as opposed to new card technologies which may be available sometime in the future, the Company's validation technology gives the Company the ability to evaluate currently issued documents and associated databases immediately to provide the best possible identity verification. The systems that are implemented will become even more effective during and after the period, estimated by the Company to be at least ten years that it will take to change the current infrastructure to add secure authentication capabilities.

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

A prototype SecureID unit has been designed and assembled with beta release planned for the first quarter 2002. By year-end 2002 the Company expects to release its SecureID II product that will be more versatile and will incorporate a variety of biometrics and document alteration detection technology.

SecureID II will incorporate systems software which will allow it to integrate "best of breed" tools as such are built-in by issuing authorities or developed by the Company and outside biometric and smart card providers. The Company is currently in discussions with several leading biometric companies and expects to license one or several devices for incorporation into early product releases.

The Company expects the events of September 11th to forever change the landscape of travel and border control within the United States and around the world. On-line databases, earlier estimated to be available in ten to twenty years, will become accessible to the Company's devices and systems much earlier. Development of systems to incorporate these emerging security technologies has become a priority of the United States and other governments. As a result, the Company will focus significant effort to become a major player in competing for government systems development projects.

The Company's mission is to create versatile identity verification devices and systems needed for 21st century domestic and international security. The Company believes its systems will allow the general public to move freely within the country and across borders while providing automatic, real-time and reliable interdiction of those persons who are wanted for criminal activities or represent a serious potential risk to commit criminal acts.

The Company expects to accomplish its mission by developing and marketing a range of products and system solutions that will provide a major deterrent to most types of identity and product fraud. The first product, SecureID, and associated software AssureID(C), will allow improved security by ensuring that the identity of a traveler is verified and that the person is not wanted by any government agency, thus providing a strong deterrent to terrorism. Verifying that the identity document used is valid and has not been altered followed by checking, through biometric comparison, the identity of the presenter, achieves this protection. Comparison of the information captured during the process with various local and distributed completes final validation. These products will represent a comprehensive solution for illegal entry into a country as well as unauthorized travel within the United States.

Currently, AssureTec is operating primarily by accruals of management salaries and cash advances by management and directors of the Company. The Company is actively seeking investment funds to continue the activities of AssureTec. Absent achieving significant funding from sale of the Company's stock and or investment by one or several strategic partners, AssureTec cannot continue to pursue its goals and objectives.

MANAGEMENT TEAM
The Company has sought to create a management and key employee team that has experience in the security market and relevant technical and operations experience.

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

RICHARD SCHUBERT has been Chairman of the Board of Directors of the Company since July 1992. Mr. Schubert is currently a business consultant. From December 1990 through September 1995, Mr. Schubert was the President of The Points of Light Foundation, a foundation created to encourage Americans to become directly involved in consequential community service in respect of critical social issues. He served as President of the American Red Cross (1983-1989) and was a former Vice Chairman and President of Bethlehem Steel until 1982. Mr. Schubert has extensive experience in law, business and government. During his career with Bethlehem Steel, which began in 1961, he was appointed to serve in the public sector as Assistant to the Under Secretary of Labor (1970) Solicitor of the Department of Labor (1971) and Under Secretary of Labor (1973). Mr. Schubert is a member of the Council of Foreign Relations and he serves as a director of a number of philanthropic and business organizations. Mr. Schubert graduated Cum Laude from Eastern Nazarene College in Quincy, Massachusetts with a Bachelor of Arts degree, and from Yale Law School with a Bachelor of Law degree. Mr. Schubert serves on a number of boards, both philanthropic and traditional. Mr. Schubert will assist the Company in recruiting strategic new board members for the Board of Directors and expects to play an active role in assisting the Company in establishing corporate and government strategic relationships.

R. BRUCE REEVES, Ph.D. has been the Chief Executive Officer and Director of the Company since May 1993. Dr. Reeves has over twenty-five years of experience in start-up ventures, and spent over ten years in high-tech business and product development, including five years (1964-1969) with General Electric Company on several new business development operations. From 1969 to 1979 Dr. Reeves was a Principal in a high tech start up company and several syndicated real estate partnerships. From 1989 to 1996, Dr. Reeves devoted his full time to the business of the Company, its predecessor, Fluid Life Systems, Inc. ("FLS") and the biotech subsidiary. Since 1996, Dr. Reeves has provided oversight of the Company's biotech business on a part time basis and also worked with a number of start-ups and early stage companies in the areas of capital formation, strategic planning and public company administration. In 1998, Dr. Reeves successfully led the acquisition of Meridian Instruments, a leading developer of laser based imaging instrumentation. Dr. Reeves subsequently sold the Meridian manufacturing assets to Genomic Systems, a biotechnology genomic instrumentation company. Dr. Reeves is also currently an officer of RT Robertson Consultants, Inc., a family owned consulting firm which provides management services to a number of companies, including the Company, on an as needed basis.

BRUCE MONK joined the Company as its President and Chief Operating Officer and Director. Mr. Monk has than 20 years of senior management level experience in engineering, marketing and sales management in the high technology field. In February 1991 Mr. Monk founded Imaging Automation, Inc. From 1991 until November 2000, Mr. Monk served as an officer and director overseeing the development of document recognition and authentication products. Mr. Monk will lead the Company's efforts to develop a leadership position in creating versatile imaging- based document authentication devices and systems. Prior to founding Imaging Automation, Mr. Monk founded Chorus Data Systems and also served in development, engineering and sales positions with Analogic, Sanders Associates and Hewlett Packard.

RICHARD WHITNEY has been a Director of the Company since July 1992. Mr. Whitney served as a general partner of The Venture Fund of Washington (the "Fund") from 1989 until August of 1994. Mr. Whitney served in the Commerce Department as Assistant to the Secretary of Commerce for two years through late 1971. Mr. Whitney has managed venture funds since 1972, beginning with direct responsibility for the management of the Direct Investment Fund at Overseas Private Investment Corporation. In the mid-1970's, he served as Executive Vice President of Narragansett Capital. In 1977, with others, Mr. Whitney purchased a controlling interest in Columbia Ventures, Inc., an SBIC located in Washington, DC. Mr. Whitney has served as President and a Director of that company since 1978. Mr. Whitney will assist the Company in capital formation activities and will consult for the Company on a part time basis as it expands its government activities and interests.

VINCENT SPOTO has joined the Company as its Vice President, Business Development. Mr. Spoto has served as CEO of several early stage technology companies, successfully raising capital and establishing strategic partners. Mr. Spoto continues to serve on the board of directors of several of these companies. Mr. Spoto will focus on strategic partnering for the Company and will assist it in capital formation and public relations.

A copy of the Agreement and Plan of Reorganization dated October 19th, 2001 is attached to this Form 8K.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BRL Holdings, Inc.

                               /s/ R. Bruce Reeves, President

Dated:        November 15, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               BRL HOLDINGS, INC.,

                                       AND

                            ASSURE TEC SYSTEMS, INC.

                          Dated as of October 19, 2001


                      AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 19, 2001, among BRL HOLDINGS, INC., a Delaware corporation ("HOLDINGS") and ASSURE TEC SYSTEMS, INC., a Delaware corporation ("ASSURE TEC"), and the stockholders of ASSURE TEC ("Stockholders").

                                    RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), HOLDINGS and ASSURE TEC intend to enter into a business combination transaction.

B. The Board of Directors of ASSURE TEC and HOLDINGS have each: (i) determined that the intended business combination is consistent with and in furtherance of their respective long-term business strategy of their company and fair to, and in the best interests of, their company and its stockholders; (ii) approved this Agreement And Plan Of Reorganization (hereinafter "Agreement") and other transactions contemplated by this Agreement.

C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS
The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

1.1 "Affiliate" means, with respect to any Person, any family member and any other Person controlling, controlled by or under common control with such Person.

1.2 "HOLDINGS Common Stock" refers to the shares of common stock of HOLDINGS to be received by the stockholders of ASSURE TEC in exchange for their shares of ASSURE TEC Common Stock.

1.3      Intentionally deleted

1.4      Intentionally deleted

1.5 "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Closing shall be held on the date and the location specified in Section 2.2.

1.6 "Closing Date" means the date on which the Closing actually occurs pursuant to Section 2.2.

1.7      "Code"  refers to the Internal Revenue Code of 1986, as amended.

1.8      "Delaware Law"  refers to the Delaware General Corporation Law.

1.9 "Disclosure Schedule" means the disclosure schedule executed by each party (referencing the appropriate section of paragraph numbers) that are delivered to the other parties on or prior to the date of this Agreement.

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

1.10     Intentionally deleted

1.11 "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

1.12 "Exchange Agent" refers to the bank, trust company or transfer agent selected pursuant to Section 2.7(a) to handle the exchange of the certificates of ASSURE TEC Common Stock for the shares of HOLDINGS Common Stock.

1.13 "Consideration" refers to the HOLDINGS shares to be issued ratably for acquiring 100% of the outstanding shares of ASSURE TEC. The number of HOLDINGS shares to be exchanged with each ASSURE TEC interest holder is equal to the number of ASSURE TEC Common Stock outstanding immediately prior to the Closing Date multiplied by 1,000 (the "Exchange Ratio"). This becomes the total number of HOLDINGS shares to be paid for 100% of the ASSURE TEC shares of stock outstanding. For purposes of determining the number of shares of ASSURE TEC Common Stock that are outstanding, each share that may be issued upon the exercise of stock options or warrants will be deemed to be issued and outstanding although only actually issued ASSURE TEC shares will be initially exchanged for HOLDINGS shares at closing.

1.14     Intentionally deleted

1.15 "GAAP" means generally accepted accounting principles as in effect in the United States on June 30, 2001.

1.16 "Governmental Entity" refers to any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign.

1.17 "Knowledge" means, with respect to a party hereto or with respect to any matter in question, that any of the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel or Controller of such party, has actual knowledge of such matter.

1.18 "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

1.19 "Acquisition" refers to the acquisition of all outstanding stock of ASSURE TEC by HOLDINGS following which ASSURE TEC shall be a wholly owned subsidiary of HOLDINGS.

1.20 "OTCBB" refers to the OTC Bulletin Board that is operated by the National Association of Securities Dealers but is separate from the NASDAQ stock market.

1.21 "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

1.22     Intentionally deleted

1.23 "ASSURE TEC Common Stock" refers to the common stock of ASSURE TEC. The ASSURE TEC Common Stock will be exchanged for HOLDINGS Common Stock as defined in Section 1.13.

1.24     "ASSURE  TEC Stock  Option  Plan"  shall have the  meaning set forth in
         Section 2.6(b).

1.25     "ASSURE  TEC  Preferred  Stock"  shall  have the  meaning  set forth in
         Section 2.6(a). Currently, ASSURE TEC has no preferred stock.

1.26     "Intentionally deleted"

1.27     "SEC"  means the United States Securities and Exchange Commission.

1.28     "Securities Act"  means the Securities Act of 1933, as amended.

1.29     Intentionally deleted

1.30 "Surviving Corporation" shall refer to HOLDINGS, the corporation that will survive the acquisition of 100% of the ASSURE TEC Common Stock by HOLDINGS.

1.31     "Taxes"  shall have the meaning set forth in Section 3.16.



ARTICLE 2
THE ACQUISITION

2.1 The Acquisition. On the Closing Date and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, HOLDINGS shall acquire 100% of the shares of ASSURE TEC and ASSURE TEC shall become a wholly owned subsidiary of HOLDINGS (the "Acquisition") and HOLDINGS shall continue as the surviving corporation.

2.2 Closing Date. Subject to the provisions of this Agreement, the parties hereto shall cause the Acquisition to be consummated by exchanging all of the documents and stock certificates required by this Agreement to be exchanged (the "Closing"). The closing of the Acquisition shall take place at the offices of John Lowy P.C., at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 7 (the "Closing Date").

2.3 Effect of the Acquisition. At the Closing Date, the effect of the Acquisition shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Closing Date, all the voting stock of ASSURE TEC shall vest in HOLDINGS and ASSURE TEC shall become a wholly owned subsidiary of HOLDINGS.

2.4      Articles of Incorporation; Bylaws.

                  (a) At the Closing Date, the Certificate of
         Incorporation of HOLDINGS, as in effect immediately prior to the Closing Date and as amended pursuant to Subsection (b) below, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) At or before the Closing Date, HOLDINGS shall have authorized 50 million common shares and 5,000,000 shares of preferred stock.

                  (c) The Bylaws of HOLDINGS, as in effect immediately prior to the Closing Date, shall be, at the Closing Date, remain the Bylaws of both HOLDINGS and AssureTec until thereafter amended.

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

2.5 Directors and Officers. The directors of HOLDINGS shall be the directors of HOLDINGS and ASSURE TEC combined immediately prior to the Closing Date, until their respective successors are duly elected or appointed and qualified. The officers of HOLDINGS shall be the officers of ASSURE TEC immediately prior to the Closing Date, until their respective successors are duly appointed. At the next HOLDINGS Stockholders' Meeting, the stockholders shall elect nominees approved by the combined HOLDINGS Board of Directors then serving on the Closing Date.

2.6 Effect on Capital Stock. At the Closing Date, by virtue of the Acquisition and without any action on the part of HOLDINGS, ASSURE TEC or the holders of any of the securities of ASSURE TEC:

         (a) Conversion of ASSURE TEC Common Stock At least 80% of the issued and outstanding shares of Common Stock, $.001 par value, of ASSURE TEC (the "ASSURE TEC Common Stock") issued and outstanding immediately prior to the Closing Date will be exchanged (subject to Sections 2.6(e) and (f)) for shares of HOLDINGS Common Stock as defined in Section 1.13. The number of shares to be exchanged with each ASSURE TEC interest holder is equal to the number of shares of ASSURE TEC Common Stock outstanding immediately prior to the Closing Date times 1,000 (the "Exchange Ratio"). This shall be the total number of HOLDINGS shares to be paid for 100% of the ASSURE TEC shares of stock outstanding. For purposes of determining the number of shares of ASSURE TEC Common Stock that are outstanding, each share that may be issued upon the exercise of stock options or warrants will be deemed to be issued and outstanding. However, only issued ASSURE TEC shares will be exchanged for HOLDINGS shares at the Closing.
                  The HOLDINGS Common Stock will be issued upon surrender of the certificate representing such share of ASSURE TEC Common Stock in the manner provided in Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9). Each share of Preferred Stock of ASSURE TEC (the "ASSURE TEC Preferred Stock") that is issued and outstanding immediately prior to the Closing Date will be exchanged for one share of preferred stock of HOLDINGS that will have the same terms and conditions as the ASSURE TEC Preferred Stock. Prior to the issuance of any shares of ASSURE TEC Preferred Stock, the Boards of Directors of ASSURE TEC and HOLDINGS shall approve the form of the provisions of the Articles of Incorporation of ASSURE TEC and the Certificate of Incorporation of HOLDINGS that will set forth the terms and conditions of those shares of ASSURE TEC Preferred Stock and the preferred stock of HOLDINGS into which those shares will be converted.

                   (b) Stock Options and Warrants. At the Closing Date, all options and warrants to purchase ASSURE TEC Common Stock then outstanding (the "ASSURE TEC Stock Options") shall be exchanged by HOLDINGS for HOLDINGS options. When they become assumed by HOLDINGS:
         (1) each ASSURE TEC Stock Option will be exercisable (or will become exercisable in accordance with its terms) for the number of whole shares of HOLDINGS Common Stock equal to the product of the number of shares of ASSURE TEC Common Stock that were issueable upon exercise of such ASSURE TEC Stock Option immediately prior to the Closing Date multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of HOLDINGS Common Stock, and (2) the per share exercise price for the shares of HOLDINGS Common Stock issuable upon exercise of such assumed ASSURE TEC Stock Option will be equal to the the exercise price per share of ASSURE TEC Common Stock at which such ASSURE TEC Stock Option was exercisable immediately prior to the Closing Date.

                  (c) Capital Stock of HOLDINGS. Each share of HOLDINGS Common Stock issued and outstanding immediately prior to the Closing Date shall remain unchanged as a result of the Acquisition.

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

                  (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into HOLDINGS Common Stock or ASSURE TEC Common Stock), reorganization, re-capitalization, reclassification or other like change with respect to HOLDINGS Common Stock or ASSURE TEC Common Stock occurring on or after the date hereof and prior to the Closing Date.

                  (e) Fractional Shares. No fraction of a share of HOLDINGS Common Stock will be issued by virtue of the Acquisition, but in lieu thereof each holder of shares of ASSURE TEC Common Stock who would otherwise be entitled to a fraction of a share of HOLDINGS Common Stock (after aggregating all fractional shares of HOLDINGS Common Stock that otherwise would be received by such holder) shall receive from HOLDINGS a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up).

         2.7      Surrender of Certificates.

                  (a) Exchange Agent. HOLDINGS's current transfer agent shall act as the exchange agent (the "Exchange Agent") for the Common Stock of HOLDINGS. The conversion of ASSURE TEC Preferred Stock into shares of HOLDINGS Preferred Stock will be performed by HOLDING'S Exchange Agent.

                  (b) HOLDINGS to Provide Common Stock. Promptly after the Closing Date (but in no event later than three (3) business days thereafter), HOLDINGS shall make available to its Exchange Agent for exchange in accordance with this Article 2, the shares of HOLDINGS Common Stock issueable pursuant to Section 2.6 in exchange for outstanding shares of ASSURE TEC Common Stock at the Exchange Ratio, and cash in an amount sufficient for payment of any dividends or distributions to which holders of shares of ASSURE TEC Common Stock may be entitled pursuant to Section 2.7(d).

                  (c) Exchange Procedures. Promptly after the Closing
         Date (but in no event later than five (5) business days thereafter), HOLDINGS shall cause the Exchange Agent to mail to each holder of record (as of the Closing Date) of a certificate or certificates (the "Certificates"), which immediately prior to the Closing Date represented outstanding shares of ASSURE TEC Common Stock whose shares were converted into shares of HOLDINGS Common Stock pursuant to Section
         2.6 and any dividends or other distributions pursuant to Section 2.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as HOLDINGS may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HOLDINGS Common Stock and any dividends or other distributions pursuant to Section 2.7(d).

         Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HOLDINGS, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of HOLDINGS Common Stock into which their shares of ASSURE TEC Common Stock were converted at the Closing Date and at the Exchange Ratio, and any dividends or distributions payable pursuant to Section 2.7(d), and the Certificates so surrendered shall be tendered to HOLDINGS.

                  (d) Distributions With Respect to Un-exchanged Shares.
         No dividends or other distributions declared or made after the date of this Agreement with respect to HOLDINGS Common Stock with a record date after the Closing Date will be paid to the holders of any un-surrendered Certificates with respect to the shares of HOLDINGS Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of HOLDINGS Common Stock issued in exchange therefore along with payment of the amount of any such dividends or other distributions with a record date after the Closing Date payable with respect to such whole shares of HOLDINGS Common Stock.
                  (e)  Transfers of Ownership. If certificates
         representing shares of HOLDINGS Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to HOLDINGS or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of HOLDINGS Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of HOLDINGS or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither the Exchange Agent, HOLDINGS, nor any party hereto shall be liable to a holder of shares of HOLDINGS Common Stock or ASSURE TEC Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
                  (g) Stockholder Waiver. Each and every
         individual ASSURE TEC stockholder of record on the Effective Date, as a condition of participating in the Acquisition, shall execute a Stockholder Waiver in the form of Exhibit B. This Stockholder Waiver shall provide that all holders of shares issued, as a part of the Acquisition by HOLDINGS, shall forfeit any rights to receive stock dividends and distributions of any spin-off of subsidiaries then existing as of the Effective Date. This waiver shall not affect any other distributions of shares or cash other than those resulting directly from the referenced HOLDINGS subsidiaries.

2.8 No Further Ownership Rights in ASSURE TEC Common Stock. All shares of HOLDINGS Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ASSURE TEC Common Stock, and there shall be no further registration of transfers on the records of HOLDINGS of shares of ASSURE TEC Common Stock which were outstanding immediately prior to the Closing Date. If after the Closing Date Certificates are presented to HOLDINGS for any reason, they shall be canceled and exchanged as provided in this Article 2, all subject to the provision of the previous Section 2.7 (g).

2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of HOLDINGS Common Stock into which the shares of ASSURE TEC Common Stock represented by such Certificates were converted pursuant to Section 2.6 and cash for any dividends or distributions payable pursuant to Section 2.7(d); PROVIDED, HOWEVER, that HOLDINGS may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of HOLDINGS Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HOLDINGS, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.10     Tax and Accounting Consequences.

                  (a) It is intended by the parties hereto that the Acquisition shall constitute a re-organization within the meaning of
         Section 368(a)(1)(B) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                (b) It is intended by the parties hereto that the Acquisition shall be treated as a purchase for accounting purposes.

2.11 Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest HOLDINGS with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ASSURE TEC, the officers and directors of ASSURE TEC will take all such lawful and necessary further action.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ASSURE TEC
ASSURE TEC represents and warrants to HOLDINGS, subject to such exceptions as are specifically disclosed in the ASSURE TEC Disclosure Schedule (referencing the appropriate section and paragraph numbers) delivered by ASSURE TEC to HOLDINGS on or prior to the date of this Agreement, as follows:

3.1 Organization and Qualification; Subsidiaries. ASSURE TEC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. ASSURE TEC has applied for an IRS employer tax identification number, which has not issued as of this date. ASSURE TEC is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on ASSURE TEC. ASSURE TEC is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on ASSURE TEC. ASSURE TEC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

3.2 Articles of Incorporation and Bylaws. ASSURE TEC has previously furnished to HOLDINGS a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. ASSURE TEC is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

3.3 Capitalization. The authorized capital stock of ASSURE TEC consists of 10,000 shares of ASSURE TEC Common Stock, no par value, and there is no Preferred Stock authorized ("ASSURE TEC Preferred Stock"). Section 3.3 of the ASSURE TEC Disclosure Schedule sets forth a list of the shares that are issued and all outstanding options and warrants. As of the date hereof, 3,476 shares and an additional 2,600 options for a total fully diluted 6,076 shares of AssureTec common stock are issued. As of the date hereof, no shares of ASSURE TEC Preferred Stock are issued or outstanding. Except as set forth in the ASSURE TEC Disclosure Schedule, no change in such capitalization has occurred. Except as set forth in this Section 3.3 or in the ASSURE TEC Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or un-issued capital stock of ASSURE TEC or obligating ASSURE TEC to issue or sell any shares of capital stock of, or other equity interests in, ASSURE TEC. All shares of ASSURE TEC Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issueable, shall be duly authorized, validly issued, fully paid and non-assessable. There are no obligations, contingent or otherwise, of ASSURE TEC to repurchase, redeem or otherwise acquire any shares of ASSURE TEC Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

3.4 Authority Relative to This Agreement. ASSURE TEC has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of ASSURE TEC of the Acquisition, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ASSURE TEC and the consummation by ASSURE TEC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ASSURE TEC and no other corporate proceedings on the part of ASSURE TEC are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the HOLDINGS, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of ASSURE TEC Common Stock in accordance with the Delaware law and ASSURE TEC's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by ASSURE TEC and, assuming the due authorization, execution and delivery by HOLDINGS, constitutes legal and binding obligations of ASSURE TEC, enforceable against ASSURE TEC in accordance with their respective terms.

3.5      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by ASSURE TEC do not, and the performance of this Agreement by ASSURE TEC shall not, (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of ASSURE TEC's stockholders of the Acquisition and compliance with the requirements set forth in Subsection (b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ASSURE TEC or by which its or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair ASSURE TEC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of ASSURE TEC pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ASSURE TEC is a party or by which ASSURE TEC or its properties are bound or affected.

         (b) The execution and delivery of this Agreement by ASSURE TEC do not, and the performance of this Agreement by ASSURE TEC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Certificate of Acquisition as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Acquisition or otherwise prevent ASSURE TEC from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ASSURE TEC.

         3.6      Compliance; Permits.

         (a) ASSURE TEC is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to ASSURE TEC or by which its properties is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ASSURE TEC is a party or by which ASSURE TEC or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ASSURE TEC. To the knowledge of ASSURE TEC, no investigation or review by any governmental or regulatory body or authority is pending or threatened against ASSURE TEC, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ASSURE TEC.

         (b) ASSURE TEC holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of ASSURE TEC (collectively, the "ASSURE TEC Permits"). ASSURE TEC is in compliance in all respects with the terms of the ASSURE TEC Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on ASSURE TEC.

3.7      Financial Statements.

         (a) The ASSURE TEC Disclosure Schedule contains a proforma balance sheet of ASSURE TEC as of October 2, 2001 and represents ASSURE TEC has had no operations since its formation (collectively referred to as the "ASSURE TEC Financial Statements").

         (b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. As of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, ASSURE TEC did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of ASSURE TEC in accordance with GAAP. Such statements of operations present fairly the results of operations of ASSURE TEC for the periods indicated. Such statements of changes in financial position present fairly the information, which should be presented therein in accordance with GAAP.

         (c) The financial and other books and records of ASSURE TEC are in all material respects complete and correct and have been maintained in accordance with good business and accounting practice.

3.8 No Undisclosed Liabilities. ASSURE TEC does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of ASSURE TEC taken as a whole, except (i) liabilities provided for in ASSURE TEC's proforma balance sheet as of October 2, 2001, (ii) banking, accounting, legal and printing fees associated with the Acquisition.

3.9   Absence of Certain Changes or Events. Since its formation on October
2nd, 2001, except as set forth in the ASSURE TEC Disclosure Schedule, there has not been: (i) any Material Adverse Effect on ASSURE TEC, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of ASSURE TEC's capital stock, or any purchase, redemption or other acquisition by ASSURE TEC of any of ASSURE TEC's capital stock or any other securities of ASSURE TEC or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of ASSURE TEC's capital stock,
(iv) any granting by ASSURE TEC of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by ASSURE TEC of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by ASSURE TEC of any increase in severance or termination pay or any entry by ASSURE TEC into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving ASSURE TEC of the nature contemplated hereby, (v) entry by ASSURE TEC into any licensing or other agreement with regard to the acquisition or disposition of any material intellectual property other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by ASSURE TEC in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by ASSURE TEC of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

3.10 Absence of Litigation. There are no material claims, actions, suits or proceedings pending or, to the knowledge of ASSURE TEC, threatened (or, to the knowledge of ASSURE TEC, any governmental or regulatory investigation pending or threatened) against ASSURE TEC as to which ASSURE TEC has received any written notice or assertion, or any properties or rights of ASSURE TEC, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

3.11 Employee Benefit Plans. Other than as provided in the ASSURE TEC Disclosure Schedule, ASSURE TEC is not a party to any oral or written (i) contract for the employment of any officer or employee that is not terminable or 30 days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or (iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of ASSURE TEC, or with respect to which ASSURE TEC has or may in the future have liability, are listed in the ASSURE TEC Disclosure Schedule (the "Plans"). ASSURE TEC has provided to HOLDINGS: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan and any other information requested by HOLDINGS regarding the Plan.

3.12 Labor Matters. There is no litigation pending or, to the knowledge of ASSURE TEC, threatened, between ASSURE TEC and any of their respective employees. As of the date of this Agreement, ASSURE TEC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by ASSURE TEC nor does ASSURE TEC know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, ASSURE TEC has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of ASSURE TEC.

3.13  Ability to Transfer ASSURE TEC Shares Each of the stockholders of
ASSURE TEC stockholders listed at Section 3.3 of the Disclosure Schedule has the full power and authority to transfer his or her shares of ASSURE TEC common stock to HOLDINGS in accordance with this Agreement. Upon the transfer by each such ASSURE TEC stockholder of his or her ASSURE TEC common stock to HOLDINGS, HOLDINGS shall be the owner of such ASSURE TEC common stock clear of any and all claims, liens and encumbrances of any kind or nature whatsoever; and upon the transfer to HOLDINGS of each common stock certificate of ASSURE TEC by each ASSURE TEC stockholder, HOLDINGS shall be the owner of 100% of the issued and outstanding shares of ASSURE TEC, free and clear of any and all claims, liens and encumbrances of any kind or nature whatsoever.

3.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon ASSURE TEC which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ASSURE TEC, any acquisition of property by ASSURE TEC or the conduct of business by ASSURE TEC as currently conducted.

3.15 Title to Property. ASSURE TEC owns plans and designs for its proposed products free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the license affected thereby; and all licenses which ASSURE TEC holds and which are required for the operation of its ASSURE TEC business are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such licenses, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which ASSURE TEC has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of ASSURE TEC, are in good operating condition and repair, in all material respects.

3.16 Taxes. Prior to the Effective Date, ASSURE TEC will have timely filed all tax returns required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of ASSURE TEC or is being asserted against ASSURE TEC, (ii) no audit of any material Tax Return of ASSURE TEC is being conducted by a tax authority,
(iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by ASSURE TEC or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which ASSURE TEC is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.17 Environmental Matters. To the best of its knowledge, ASSURE TEC (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of ASSURE TEC and required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by ASSURE TEC (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved there under; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from ASSURE TEC's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by ASSURE TEC (or any of its respective agents) thereunder.

3.18  Intangible Assets.  The ASSURE TEC Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by ASSURE TEC in its business as presently conducted, or controlled in whole or in part by ASSURE TEC or directly or indirectly owned or controlled in whole or in party by ASSURE TEC or any of ASSURE TEC's officers, directors or key employees. To the best of ASSURE TEC's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. ASSURE TEC has not received any notice of any claim of infringement. Except as disclosed in the ASSURE TEC Disclosure Schedule, there are no agreements, contracts or obligations under which ASSURE TEC is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of ASSURE TEC are in such form and of such quality that, following the Closing, ASSURE TEC will be able to continue to sell the products heretofore provided by ASSURE TEC. 3.19 Agreements, Contracts and Commitments. Except as set forth in the ASSURE TEC Disclosure Schedule, ASSURE TEC is not a party to and is not bound by:

         (a) any employment or consulting agreement, contract or commitment with any officer, director or member of ASSURE TEC's Board of Directors, other than those that are terminable by ASSURE TEC on no more than thirty days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to ASSURE TEC;

         (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of ASSURE TEC to engage in any line of business or to compete with any person; or

         (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by ASSURE TEC after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which ASSURE TEC has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

ASSURE TEC is not and, to ASSURE TEC's knowledge, no other party to a ASSURE TEC Contract (as defined below), is in breach, violation or default under, and ASSURE TEC has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which ASSURE TEC is a party or by which it is bound that are required to be disclosed in the ASSURE TEC Disclosure Schedule pursuant to this Section 3.20 hereof (any such agreement, contract or commitment, a "ASSURE TEC Contract") in such a manner as would permit any other party to cancel or terminate any such ASSURE TEC Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

3.20 Insurance. ASSURE TEC maintains no insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of ASSURE TEC (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of ASSURE TEC.

3.21 Directors and Officers. The ASSURE TEC Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of ASSURE TEC

3.22 Stockholder List. The ASSURE TEC Disclosure Schedule contains an alphabetical list, as of the date hereof, of all of the stockholders of ASSURE TEC and the number of shares of ASSURE TEC Common Stock owned by each of them. All of such stock certificates have stop transfer orders and restrictive legends placed upon them.

3.23     Transfer Agent. ASSURE TEC acts as its own transfer agent.

3.24 Stock Transfer Records. The stock transfer books and stock ledgers of ASSURE TEC are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

3.25 Corporate Record Books. The corporate record books of ASSURE TEC are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

3.26 Related Party Transactions Except as set forth in the ASSURE TEC Disclosure Schedule, neither any officer nor any director or employee of ASSURE TEC, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of ASSURE TEC or in any person from whom or to whom ASSURE TEC leases any real or personal property, or in any other person with whom ASSURE TEC is doing business.

3.27 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the knowledge of ASSURE TEC, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of ASSURE TEC.

3.28 Board Approval. The Board of Directors of ASSURE TEC has, as of the date of this Agreement (i) approved this Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Acquisition is in the best interests of the stockholders of ASSURE TEC and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of ASSURE TEC approve this Agreement and the Acquisition.

3.29     INTENTIONALLY DELETED

3.30 Disclosures. None of the representations or warranties by ASSURE TEC herein and no statement contained in any certificate, Schedule or other writing furnished by ASSURE TEC in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF HOLDINGS
HOLDINGS represents and warrants to ASSURE TEC, subject to such exceptions as are set forth in the HOLDINGS SEC Reports or specifically disclosed in the HOLDINGS Disclosure Schedule (referencing the appropriate section and paragraph number) delivered by HOLDINGS to ASSURE TEC on or prior to the date of this Agreement, as follows:

4.1 Organization and Qualification; Subsidiaries. Each of HOLDINGS and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of HOLDINGS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a material adverse effect on HOLDINGS. Each of HOLDINGS and its subsidiaries are duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a material adverse effect on HOLDINGS. HOLDINGS does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

4.2 Certificate of Incorporation and Bylaws. HOLDINGS has previously furnished to ASSURE TEC a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of each subsidiary are in full force and effect. Neither HOLDINGS nor any subsidiaries are in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

4.3 Capitalization. The authorized capital stock of HOLDINGS consists of 50,000,000 shares of HOLDINGS Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock. At the close of business on October 19, 2001 (i) HOLDINGS shares of Common Stock issued and outstanding were 1,433,939 shares, all of which are validly issued, fully paid and non-assessable, (ii) 90,458 shares Common Stock were reserved for issuance upon the exercise of outstanding options ("HOLDINGS Options") to purchase HOLDINGS Common Stock and
(iii) 12,600 shares of HOLDINGS Common Stock are reserved for issuance to certain directors, officers, consultants and advisors of HOLDINGS. All of the outstanding shares of HOLDINGS's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the Preferred Stock has been issued and none is outstanding. All shares of HOLDINGS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of HOLDINGS Common Stock to be issued pursuant to the HOLDINGS will be, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the HOLDINGS Disclosure Schedule, no change in such capitalization has occurred. Except as set forth in this Section
4.3 or in the HOLDINGS Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or un-issued capital stock of HOLDINGS or obligating HOLDINGS to issue or sell any shares of capital stock of, or other equity interests in, HOLDINGS. There are no obligations, contingent or otherwise, of HOLDINGS to repurchase, redeem or otherwise acquire any shares of HOLDINGS Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

4.4 Authority Relative to This Agreement. HOLDINGS has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by HOLDINGS and the consummation by HOLDINGS of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of HOLDINGS and no other corporate proceedings on the part of HOLDINGS are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HOLDINGS and, assuming the due authorization, execution and delivery by ASSURE TEC, constitutes legal and binding obligations of HOLDINGS, enforceable against HOLDINGS in accordance with their respective terms.

4.5      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by HOLDINGS do not, and the performance of this Agreement by HOLDINGS shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of HOLDINGS or any subsidiary, (ii) subject to compliance with the requirements set forth in Section 4.5.(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or any subsidiary or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair HOLDINGS's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of HOLDINGS pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS or any subsidiary is a party or by which HOLDINGS or any subsidiary or any of their respective properties are bound or affected.

         (b) The execution and delivery of this Agreement by HOLDINGS does not, and the performance of this Agreement by HOLDINGS shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Certificate of Acquisition as required by the Delaware Law; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (a) would not prevent consummation of the Acquisition or otherwise prevent HOLDINGS from performing its obligations under this Agreement, or (b) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

         4.6      Compliance; Permits.

         (a) HOLDINGS is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS is a party or by which HOLDINGS or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOLDINGS. To the knowledge of HOLDINGS, no investigation or review by any governmental or regulatory body or authority is pending or threatened against HOLDINGS, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

         (b) HOLDINGS holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of HOLDINGS (collectively, the "HOLDINGS Permits"). HOLDINGS is in compliance in all respects with the terms of the HOLDINGS Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on HOLDINGS.

4.7      Financial Statements.

         (a) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the HOLDINGS financial statement was prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition provisions thereof) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-K of the Exchange Act) and each fairly presents the consolidated financial position of HOLDINGS and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

4.8 No Undisclosed Liabilities. HOLDINGS does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of HOLDINGS taken as a whole, except (i) liabilities provided for in HOLDINGS's balance sheet as of June 30th, 2001, (ii) liabilities incurred since June 30th, 2001 in the ordinary course of business consistent with past practices or (iii) banking, accounting, legal and printing fees associated with the Acquisition.

4.9 Absence of Certain Changes or Events. Since its formation, except as set forth in the HOLDINGS Disclosure Schedule, there has not been: (i) any Material Adverse Effect on HOLDINGS, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of HOLDINGS's capital stock, or any purchase, redemption or other HOLDINGS by HOLDINGS of any of HOLDINGS's capital stock or any other securities of HOLDINGS or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of HOLDINGS's capital stock, (iv) any granting by HOLDINGS of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by HOLDINGS of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by HOLDINGS of any increase in severance or termination pay or any entry by HOLDINGS into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving HOLDINGS of the nature contemplated hereby, (v) any material change by HOLDINGS in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vi) any revaluation by HOLDINGS of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

4.10  Absence of Litigation. Except as set forth in the HOLDINGS SEC
Reports, there are no material claims, actions, suits or proceedings pending or, to the knowledge of HOLDINGS, threatened (or to the knowledge of HOLDINGS, any governmental or regulatory investigation pending or threatened) against HOLDINGS or any subsidiary as to which HOLDINGS or any subsidiary has received any written notice or assertion, or any properties or rights of HOLDINGS or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         4.11 Employee Benefit Plans. HOLDINGS is not a party to any oral or written (i) contract for the employment of any officer or employee that is not terminable or 30 days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or (iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of HOLDINGS, or with respect to which HOLDINGS has or may in the future have liability, are listed in the HOLDINGS Disclosure Schedule (the "Plans"). HOLDINGS has provided to ASSURE TEC: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan and any other information requested by ASSURE TEC regarding the Plan.

4.12 Labor Matters. There is no litigation pending or, to the knowledge of HOLDINGS, threatened, between HOLDINGS, its subsidiaries and any of their respective employees. As of the date of this Agreement, HOLDINGS is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by HOLDINGS nor does HOLDINGS know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, HOLDINGS has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of HOLDINGS.

4.13     Intentionally deleted

4.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon HOLDINGS which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of HOLDINGS, any HOLDINGS of property by HOLDINGS or the conduct of business by HOLDINGS as currently conducted.

4.15 Title to Property. HOLDINGS owns no real property. HOLDINGS has good and defensible title to all of its material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which HOLDINGS lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which HOLDINGS has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of HOLDINGS, are in good operating condition and repair, in all material respects.

4.16 Taxes. As of the Closing Date, HOLDINGS will have timely filed all tax returns required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of HOLDINGS or is being asserted against HOLDINGS, (ii) no audit of any material Tax Return of HOLDINGS is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by HOLDINGS or any of its subsidiaries and is currently in effect and
(iv) there is no agreement, contract or arrangement to which HOLDINGS is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

4.17 Environmental Matters. To the best of its knowledge, HOLDINGS (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of HOLDINGS and required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by HOLDINGS (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from HOLDINGS's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by HOLDINGS (or any of its respective agents) thereunder.

4.18  Intangible Assets.   The HOLDINGS Disclosure Schedule contains a
true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by HOLDINGS in its business as presently conducted, or controlled in whole or in part by HOLDINGS or directly or indirectly owned or controlled in whole or in party by HOLDINGS or any of HOLDINGS's officers, directors or key employees. To the best of HOLDINGS's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. To the best of HOLDINGS's knowledge, the conduct of HOLDINGS's business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. HOLDINGS has not received any notice of any claim of infringement. Except as disclosed in the HOLDINGS Disclosure Schedule, there are no agreements, contracts or obligations under which HOLDINGS is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of HOLDINGS are in such form and of such quality that, following the Closing, HOLDINGS will be able to continue to sell the products heretofore provided by HOLDINGS.

4.19  Agreements, Contracts and Commitments. The HOLDINGS Disclosure
Schedule contains a true and correct list of all material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, relating to HOLDINGS, its business and assets or liabilities (collectively, the "HOLDINGS Contracts"). Except as set forth in the HOLDINGS Disclosure Schedule, HOLDINGS is not a party to and is not bound by:

         (a) Any employment or consulting agreement, contract or commitment with any officer, director or member of HOLDINGS's Board of Directors, other than those that are terminable by HOLDINGS on no more than thirty days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to HOLDINGS;

         (b) Any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (c) Any agreement, contract or commitment containing any covenant limiting in any respect the right of HOLDINGS to engage in any line of business or to compete with any person or granting any exclusive distribution rights; or

         (d) Any agreement, contract or commitment currently in force relating to the disposition or Acquisition by HOLDINGS after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which HOLDINGS has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

HOLDINGS is not and, to HOLDINGS's knowledge, no other party to a HOLDINGS Contract, is in breach, violation or default under, and HOLDINGS has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the HOLDINGS Contracts in such a manner as would permit any other party to cancel or terminate any such HOLDINGS Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

4.20 Insurance. HOLDINGS does not carry any insurance since it has no employees and has not been an operating company. Prior to the Effective Date, HOLSINGS and ASSURE TEC shall agree upon appropriate insurance and coverage.

4.21 Directors, Officers and Affiliates. The HOLDINGS Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of HOLDINGS and all persons who are an Affiliate of HOLDINGS.

4.22 Prior Sales. The HOLDINGS Disclosure Schedule contains a true, correct and complete current list of the names and addresses of the purchasers of any securities of HOLDINGS that have been privately offered and sold by HOLDINGS within the last two years from the date of this Agreement, the prices paid by the purchasers of those securities and a brief description of the facts upon which HOLDINGS relied in claiming an exemption from the registration requirements of the state and federal securities laws in making those sales.

4.23 Stockholder List. The HOLDINGS Disclosure Schedule contains an alphabetical list, as of a date within thirty (30) days from the date hereof, of all of the stockholders of record of HOLDINGS and the number of shares of HOLDINGS Common Stock owned by each of them. That list also indicates which stock certificates have stop transfer orders and restrictive legends placed upon them.

4.24 Transfer Agent and Market Makers. The HOLDINGS Disclosure Schedule contains the name of the transfer agent and any market makers for the securities of HOLDINGS and a description of any affiliation between those persons and HOLDINGS or any officer or director of HOLDINGS.

4.25 Stock Transfer Records. The stock transfer books and stock ledgers of HOLDINGS are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

4.26 Corporate Record Books. The corporate record books of HOLDINGS are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

4.27 Related Party Transactions Except as set forth in the HOLDINGS Disclosure Schedule, neither any officer nor any director or employee of HOLDINGS, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of HOLDINGS or in any person from whom or to whom HOLDINGS leases any real or personal property, or in any other person with whom HOLDINGS is doing business.

4.28 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the knowledge of HOLDINGS, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of HOLDINGS.

4.29 Board Approval. The Board of Directors of HOLDINGS has, as of the date hereof, (i) approved this Agreement, the Acquisition Agreement and the transactions contemplated hereby and (ii) determined that the Acquisition is in the best interests of the stockholders of HOLDINGS and is on terms that are fair to such stockholders.

4.30 Vote Required. No stockholder vote is required of the HOLDINGS stockholders to effect the actions to be taken by HOLDINGS under this Agreement and the transactions contemplated hereby.

4.31 Disclosures. None of the representations or warranties by HOLDINGS herein and no statement contained in any certificate, Schedule or other writing furnished by HOLDINGS in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 5
CONDUCT PRIOR TO THE CLOSING DATE
5.1 Conduct of Business By ASSURE TEC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ASSURE TEC shall, except to the extent that HOLDINGS shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

In addition, except as permitted by the terms of this Agreement, and except as provided in Section 5.1 of the ASSURE TEC Disclosure Schedule, without the prior written consent of HOLDINGS, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ASSURE TEC shall not do any of the following:

         (a) Accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to HOLDINGS, or adopt any new severance plan;

         (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (d) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of shares of ASSURE TEC Common Stock pursuant to the exercise of stock options or warrants therefore outstanding as of the date of this Agreement.

         (e) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws;

         (f) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of ASSURE TEC other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in the ordinary course of business;

         (g) Make any individual or series of related payments outside of the ordinary course of business in excess of $50,000, other than banking, accounting, legal and printing fees associated with the Acquisition,

         (h) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which ASSURE TEC is a party or waive, release or assign any material rights or claims there under;

         (i) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

         (j) Engage in any action that could reasonably be expected to cause the Acquisition to fail to qualify as a "reorganization" under Section 368(a)(1)(B) of the Code;

         (k) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

         (l) Agree in writing or otherwise to take any of the actions described in subsections (a) through (k) above.

5.2      Conduct of Business by HOLDINGS.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall, except to the extent that ASSURE TEC shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other material obligations when due.

(b) In addition, except as permitted by the terms of this Agreement, without the prior written consent of ASSURE TEC, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                  (1) Accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (2) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to ASSURE TEC, or adopt any new severance plan;

         (3) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (4) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of shares of HOLDINGS Common Stock pursuant to the exercise of stock options or warrants therefore outstanding as of the date of this Agreement;

         (5) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws;

         (6) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of HOLDINGS;

         (7) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of HOLDINGS;

         (8) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

         (9) Make any  individual or series of related  payments  outside of the
ordinary  course  of  business  in  excess  of  $10,000,   other  than  banking,
accounting, legal and printing fees associated with the Acquisition;

         (10)Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which HOLDINGS is a party or waive, release or assign any material rights or claims thereunder;

         (11) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

         (12) Engage in any action that could reasonably be expected to cause the Acquisition to fail to qualify as a "reorganization" under Section 368(a)(1)(B) of the Code;

         (13) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

         (14) Agree in writing or otherwise to take any of the actions described in subsections (1) through (13) above.

ARTICLE 6
ADDITIONAL AGREEMENTS
6.1 Filings; Board Recommendations. As promptly as practicable after the date of this Agreement, each of ASSURE TEC and HOLDINGS will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or related laws relating to the Acquisition and the transactions contemplated by this Agreement (the "Other Filings"). Specifically, but not by way of limitation, HOLDINGS will file one or more Forms 8-K describing the Acquisition of ASSURE TEC. Each of ASSURE TEC and HOLDINGS will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Information Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Information Statement, the Acquisition or any Other Filing. Each of ASSURE TEC and HOLDINGS will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 6.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Filing, ASSURE TEC or HOLDINGS, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of ASSURE TEC, such amendment or supplement.

6.2      Meeting of ASSURE TEC Directors.

          (a) The Board of Directors of ASSURE TEC shall recommend that each ASSURE TEC stockholder approve his or her exchange of ASSURE TEC shares for HOLDINGS shares. Neither the Board of Directors of ASSURE TEC nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to HOLDINGS, the recommendation of the Board of Directors of ASSURE TEC that each ASSURE TEC stockholders approve his or her exchange of ASSURE TEC shares for HOLDINGS shares.

         6.3      INTENTIONALLY DELETED

6.4      Confidentiality; Access to Information.

         (a) Access to ASSURE TEC Information. ASSURE TEC will afford
HOLDINGS and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of ASSURE TEC during the period prior to the Closing Date to obtain all information concerning the business of ASSURE TEC as HOLDINGS may reasonably request. No information or knowledge obtained by HOLDINGS in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the HOLDINGS.

         (b) Access to HOLDINGS Information. HOLDINGS will afford
ASSURE TEC and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of HOLDINGS during the period prior to the Closing Date to obtain all information concerning the business of HOLDINGS as ASSURE TEC may reasonably request. No information or knowledge obtained by ASSURE TEC in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

6.5 Public Disclosure. HOLDINGS and ASSURE TEC will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Acquisition, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

6.6      Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following:
(i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of

HOLDINGS and ASSURE TEC and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Acquisition and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Acquisition, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require HOLDINGS or ASSURE TEC or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.


         (b) ASSURE TEC shall give prompt notice to HOLDINGS of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of ASSURE TEC to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) HOLDINGS shall give prompt notice to ASSURE TEC of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of HOLDINGS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.7 Third Party Consents. As soon as practicable following the date hereof, HOLDINGS and ASSURE TEC will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

6.8      Stock Options and Employee Benefits.

         (a) At the Closing Date, each outstanding option to purchase shares of ASSURE TEC Common Stock (each, "ASSURE TEC Stock Option") under the ASSURE TEC Stock Option Plan, whether or not exercisable, whether or not vested, at the request of each optionholder, be exchanged for a stock option of HOLDINGS in such manner that HOLDINGS (i) is "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or
(ii) to the extent that Section 424 of the Code does not apply to any such ASSURE TEC Stock Options, would be a transaction within Section 424 of the Code. Each ASSURE TEC Stock Option so assumed by HOLDINGS under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Closing Date (including, without limitation, any repurchase rights or vesting provisions), except that (1) each ASSURE TEC

Stock Option will be exercisable (or will become exercisable in accordance with its terms) for the number of whole shares of HOLDINGS Common Stock equal to the product of the number of shares of ASSURE TEC Common Stock that were issueable upon exercise of such ASSURE TEC Stock Option immediately prior to the Closing Date multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of HOLDINGS Common Stock and (2) the per share exercise price for the shares of HOLDINGS Common Stock issueable upon exercise of such assumed ASSURE TEC Stock Option will be equal to the quotient determined by dividing the exercise price per share of ASSURE TEC Common Stock at which such ASSURE TEC Stock Option was exercisable immediately prior to the Closing Date by the Exchange Ratio, rounded up to the nearest whole cent.

         (b) It is intended that ASSURE TEC Stock Options assumed by
HOLDINGS shall qualify following the Closing Date as incentive stock options as defined in Section 422 of the Code to the extent ASSURE TEC Stock Options qualified as incentive stock options immediately prior to the Closing Date and the provisions of this Section 6.8 shall be applied consistent with such intent.

         (c) From and after the Closing Date, HOLDINGS shall grant all employees credit for all service (to the same extent as service with HOLDINGS is taken into account with respect to similarly situated employees of HOLDINGS) with ASSURE TEC prior to the Closing Date for eligibility and vesting purposes.

6.9 Form S-8. HOLDINGS agrees to file a registration statement on Form
S-8 for the shares of HOLDINGS Common Stock issueable with respect to assumed ASSURE TEC service Stock Options as soon as is reasonably practicable after the Closing Date (but in any event within five (5) business days of the Closing
Date) and intends to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

6.10 OTCBB and NASDAQ Listings. HOLDINGS will, as soon as practicable after qualifying therefore, seek to have all of the common stock of HOLDINGS listed on the NASDAQ Small Cap Market.

6.11 ASSURE TEC Investment Agreement. ASSURE TEC will deliver or cause to be delivered to HOLDINGS before the Closing, from each ASSURE TEC Stockholder, when such person exchanges his or her shares, an executed Investment Agreement in substantially the form attached hereto as EXHIBIT A (the "ASSURE TEC Investment Agreement"), each of which will be in full force and effect as of the Closing Date. HOLDINGS will place appropriate legends on the certificates evidencing any HOLDINGS Common Stock to be received by each ASSURE TEC stockholder pursuant to the terms of this Agreement, and will issue appropriate stop transfer instructions to the transfer agent for the HOLDINGS Common Stock, consistent with the terms of the ASSURE TEC Investment Agreement.

6.12 Comfort Letter of HOLDINGS's Auditors. Prior to the Closing, HOLDINGS shall cause Good, Swartz, Brown & Berns, certified public accountants to HOLDINGS, to provide a letter reasonably acceptable to ASSURE TEC, relating to their audit of the financial statements relating to HOLDINGS contained in or incorporated by reference in the HOLDINGS annual report on Form 10K.

6.13 Comfort Letter of ASSURE TEC's Auditors. Prior to the Closing, ASSURE TEC shall cause the certified public accountants to ASSURE TEC, to provide a letter reasonably acceptable to HOLDINGS, relating to their audit of the financial statements relating to ASSURE TEC contained in or incorporated by reference in any public filings of HOLDINGS.

6.14     Intentionally deleted

6.15 ASSURE TEC Accountants' Consent. ASSURE TEC shall cause their certified public accountants to provide, upon request, an accountants' consent for the inclusion, in the Proxy Statement/Prospectus, of audit report(s) for the periods required to be included in such Proxy Statement/Prospectus (irrespective of whether an audit for such period is required under SEC rules) (the "Accountants' Consent"). The inclusion of a going concern qualification in the Inception Audit shall not be deemed to result in a breach of the covenant set forth in this Section 6.15.

ARTICLE 7
CONDITIONS TO THE ACQUISITION
7.1  Conditions to Obligations of Each Party to Effect the Acquisition.
The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

         (b) Tax Opinion. HOLDINGS shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to them, to the effect that the Acquisition will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code and such opinion shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

7.2Additional Conditions to Obligations of ASSURE TEC. The obligation of ASSURE TEC to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ASSURE TEC:

         (a) Representations and Warranties. Each representation and warranty of HOLDINGS contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on HOLDINGS, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on HOLDINGS as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the HOLDINGS Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). ASSURE TEC shall have received a certificate with respect to the foregoing signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

         (b) Agreements and Covenants. HOLDINGS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and ASSURE TEC shall have received a certificate to such effect signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

         (c) Material Adverse Effect. No Material Adverse Effect with respect to HOLDINGS shall have occurred since the date of this Agreement.

         (d) Net Worth of HOLDINGS. That net worth shall be shown on a balance sheet prepared by HOLDINGS's independent auditors.

         (e) Stockholders Signatures. ASSURE TEC Stockholders owning at least 80% of the issued and outstanding shares of ASSURE TEC shall sign this Agreement, the Investment Agreement (Exhibit A) and the Stockholder Waiver (Exhibit B) and shall have presented their ASSURE TEC stock certificates for exchange, with signature(s) witnessed by a second party.

         (f) Representations by Principal Stockholder. Dr. R. Bruce Reeves, President and a principal stockholder of HOLDINGS, will execute and deliver to ASSURE TEC a certificate in which he warrants and represents that, to the best of his knowledge after due investigations, the representations and warranties made herein by HOLDINGS are true and correct.

7.3 Additional Conditions to the Obligations of HOLDINGS. The obligations of HOLDINGS to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by HOLDINGS:

         (a)Representations and Warranties. Each representation and warranty of ASSURE TEC contained in this Agreement: (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on ASSURE TEC, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on ASSURE TEC as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the ASSURE TEC Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). HOLDINGS shall have received a certificate with respect to the foregoing signed on behalf of ASSURE TEC by an authorized officer of ASSURE TEC.

         (b) Agreements and Covenants. ASSURE TEC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and HOLDINGS shall have received a certificate to such effect signed on behalf of ASSURE TEC by the Chief Executive Officer and the Chief Financial Officer of ASSURE TEC.

         (c) Material Adverse Effect. No Material Adverse Effect with respect to ASSURE TEC and its subsidiaries shall have occurred since the date of this Agreemen

         (d) Stockholders Signatures. ASSURE TEC Stockholders owning at least 80% of the issued and outstanding shares of ASSURE TEC shall sign this Agreement, the Investment Agreement (Exhibit A) and the Stockholder Waiver (Exhibit B) and shall have presented their ASSURE TEC stock certificates for exchange, with signature(s) witnessed by a second party.

ARTICLE 8
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the requisite approvals of the Boards of Directors of ASSURE TEC or HOLDINGS:

         (a) by mutual written consent duly authorized by the Boards of Directors of HOLDINGS and ASSURE TEC;

         (b) by either ASSURE TEC or HOLDINGS if the Acquisition shall not have been consummated by November 10, 2001 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either ASSURE TEC or HOLDINGS if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

         (d) by either ASSURE TEC or HOLDINGS if the required approval of ASSURE TEC's Stockholders owning at least 80% of ASSURE TEC's issued and outstanding shares contemplated by this Agreement shall not have been obtained (PROVIDED that the right to terminate this Agreement under this Section 8.1(d) shall not be available to ASSURE TEC where the failure to obtain such ASSURE TEC stockholder approval shall have been caused by the action or failure to act of ASSURE TEC and such action or failure to act constitutes a breach by ASSURE TEC of this Agreement);

          (e) by ASSURE TEC, upon a breach of any representation, warranty, covenant or agreement on the part of HOLDINGS set forth in this Agreement, or if any representation or warranty of HOLDINGS shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or
Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in HOLDINGS's representations and warranties or breach by HOLDINGS is curable by HOLDINGS through the exercise of its commercially reasonable efforts, then ASSURE TEC may not terminate this Agreement under this
Section 8.1(f) for thirty days after delivery of written notice from ASSURE TEC to HOLDINGS of such breach, provided HOLDINGS continues to exercise commercially reasonable efforts to cure such breach (it being understood that ASSURE TEC may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by HOLDINGS is cured during such thirty day period); or

         (f) by HOLDINGS, upon a breach of any representation, warranty, covenant or agreement on the part of ASSURE TEC set forth in this Agreement, or if any representation or warranty of ASSURE TEC shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in ASSURE TEC's representations and warranties or breach by ASSURE TEC is curable by ASSURE TEC through the exercise of its commercially reasonable efforts, then HOLDINGS may not terminate this Agreement under this Section 8.1(g) for thirty days after delivery of written notice from HOLDINGS to ASSURE TEC of such breach, provided ASSURE TEC continues to exercise commercially reasonable efforts to cure such breach (it being understood that HOLDINGS may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by ASSURE TEC is cured during such thirty day period).

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated. As used herein, HOLDINGS expenses shall refer to expenses that relate to periods after the date of this Agreement.

                           (a) Expenses to be paid by ASSURE TEC. ASSURE
                           TEC shall pay the following expenses relating to the
                           Acquisition: the legal fees of its securities counsel, all audit costs concerning the pre-closing and post-closing audit of ASSURE TEC, (including the cost of producing any audited or unaudited pro-forma financial statements and/or any audited or unaudited stub financial statements for ASSURE TEC);

         (b) Expenses to be paid by HOLDINGS. HOLDINGS shall pay the costs related to initiating the following actions: the legal fees of its securities counsel; the cost of an opinion letter by legal counsel regarding present or past litigation; audit fees to its auditors for pre-closing audit work concerning HOLDINGS only; the cost of preparation of board minutes and resolutions of HOLDINGS; cover letter to transfer agent; various letters to NASD, and other regulatory agencies (concerning the required advance notices of the transaction; preparing and filing the Form 8-K describing the Acquisition of ASSURE TEC; preparing and sending to HOLDINGS stockholders and others of the notice of the acquisition of ASSURE TEC; a letter to apply for a new CUSIP number; assistance to ASSURE TEC on choice and printing of a new stock certificate; and a draft of a transmittal form for the new name replacement stock certificate.

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

         (c)      Intentionally deleted

8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of HOLDINGS and ASSURE TEC.

8.5 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE 9
GENERAL PROVISIONS
9.1 Non-Survival of Representations and Warranties. The representations and warranties of ASSURE TEC and HOLDINGS contained in this Agreement shall terminate at the Closing Date, and only the covenants that by their terms survive the Closing Date shall survive the Closing Date.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

         (a)      if to HOLDINGS, to:

                           BRL HOLDINGS, INC.
                           340 Granite St., Suite 200
                           Manchester, N.H. 03102-4004
                           Attn: Dr. Bruce Reeves, Ph. D., President/CEO
                           Telephone:  (603) 641-8443
                           Fax:  (603) 641-9535

                  with a copy to:
                           John Lowy, P.C.
                           645 Fifth Ave., 4th Floor
                           New York, NY 10022
                           Attention: John Lowy
                           Telephone:  (212) 371-7799
                           Fax:  (212) 371-8527

         (b)      if to ASSURE TEC, to:

                           Bruce C. Monk, President
                           AssureTec Systems, Inc.
                           340 Granite Street, Suite 200
                           Manchester, NH 03104


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

9.3 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.5Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the ASSURE TEC Disclosure Schedule and the HOLDINGS Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.10.

9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation.

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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

9.11 Waiver of Jury Trial. EACH OF HOLDINGS AND ASSURE TEC HEREIN
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF HOLDINGS OR ASSURE TEC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


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



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and or by their duly authorized respective officers this 19 day of October 2001 but to be effective as of the date first written above.

                          ASSURE TEC, INC.
                          By:
                          /s/ Bruce C. Monk
                          Bruce C. Monk, President


                               BRL Holdings, Inc.


                          By: /s/ R. Bruce Reeves
                              Dr. R. Bruce Reeves, President/CEO



         ASSURE TEC Stockholder Individually (Counterpart signature page)







------------------------   -------------------    ------------      -----
Name                       Number of AssureTec    Signature         Date
                           Shares owned




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